Exhibit 10.18

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of the 30th day of October 2013, by and between Great Basin Scientific, Inc., a Delaware corporation (“Great Basin”), and Spring Forth Investments, LLC, a Utah limited liability company (“Spring Forth”). Great Basin and Spring Forth (collectively, the “Parties”) are entering into this Agreement for purposes of setting forth the mutual understanding and agreement of the Parties with respect to the Letter of Credit (as defined below).

WHEREAS, Great Basin has requested that Spring Forth cause to be issued a letter of credit on behalf of Great Basin for the benefit of certain creditors of Great Basin (the “Creditors”), and Spring Forth has agreed to use commercially reasonable efforts to cause such letter of credit to be issued (together with any replacement letter of credit issued for the benefit of Great Basin, the “Letter of Credit”);

WHEREAS, the Letter of Credit will be delivered by Great Basin to one or more Creditors for the purpose of securing certain obligations of Great Basin to be incurred by Great Basin in the course of conducting its business;

WHEREAS, in exchange for Spring Forth causing the Letter of Credit to be issued on behalf of Great Basin, Great Basin has agreed to reimburse Spring Forth for all amounts paid or payable hereafter by Spring Forth in connection with the Letter of Credit, including, without limitation, costs, fees and expenses associated with obtaining and maintaining the Letter of Credit.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Delivery of Letter of Credit. Spring Forth agrees to use commercially reasonable efforts to cause a Letter of Credit to be issued by Bank of America, N.A., or another issuer acceptable to Great Basin in its reasonable discretion (the “Issuer”), in the stated amount of $700,000 (the “Credit Amount”) and having a one-year term, subject to annual renewals as determined by Spring Forth (the “Term”). The Letter of Credit shall be issued for the benefit of one or more Creditors, as requested by Great Basin and approved by Spring Forth. The Letter of Credit shall permit partial draws. Subject to the terms of the Letter of Credit, Great Basin shall be permitted to deliver the Letter of Credit to one or more Creditors until the expiration of the Term, at which time the Letter of Credit shall expire and be of no further force or effect.

2. Payment of Fee. As consideration for Spring Forth causing the Letter of Credit to be issued, until the expiration of the Term or such time as the Letter of Credit is otherwise terminated and is no longer outstanding and all amounts drawn on the Letter of Credit have been repaid in full, Great Basin shall pay to Spring Forth an amount equal to ten percent (10%) of the Credit Amount per annum (regardless of whether any amount has been drawn on the Letter of Credit), to be paid at the times and in the amounts set forth on Schedule A attached hereto.

3. Security Agreement. All obligations of Great Basin under this Agreement and the Letter of Credit, will be secured by a Security Agreement substantially in the form of Exhibit A attached hereto, to be executed by Great Basin in favor of Spring Forth and encumbering all of the assets of Great Basin, as more specifically set forth in such Security Agreement (the “Security Agreement”). Spring Forth hereby agrees that upon the request of Onset Financial, Inc. (“Onset”), subject to the consent of Spring Forth, which consent will not be unreasonably withheld, Spring Forth will subordinate the lien created by the Security Agreement to the first position lien proposed to be granted by Great Basin in favor of Onset, as referenced in the Security Agreement.

4. Reimbursement of Costs and Expenses. Great Basin shall be responsible for and shall indemnify Spring Forth against, and, upon Spring Forth’s request, pay to Spring Forth or as Spring Forth directs, any and all fees, costs and expenses (including fees, costs and expenses of legal counsel and other advisors) incurred by Spring Forth with respect to the Letter of Credit, including, without limitation, all amounts drawn on the Letter of Credit, or any collateral related thereto, and any issuance, maintenance and renewal fees charged by the Issuer, which annual issuance and renewal fees are estimated to be approximately one percent (1%) of the Credit Amount per annum. Without limiting the generality of this Section 4, Great Basin will pay all amounts payable by Spring Forth to the Issuer immediately upon such amounts becoming due and payable.

5. No Modification; Entire Agreement. This Agreement and the agreements contained herein shall not be amended, modified or terminated without the written consent of all of the Parties. This Agreement, together with the Security Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior arrangements and understandings of the Parties with respect thereto.

6. No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of any of the parties hereto or operate for the benefit of or be enforceable by any third party.

7. Governing Law. THIS AGREEMENT, AND ALL ACTIONS (WHETHER AT LAW, IN CONTRACT OR IN TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. No Assignment. No assignment or transfer of any rights or obligations under this Agreement shall be permitted without the prior written consent of the Parties. Any transfer or assignment in violation of this Section 8 shall be null and void.

9. No Waiver. No failure on the part of any Party to exercise, and no delay of any Party in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date and at the place set forth their respective signatures.

SPRING FORTH INVESTMENTS, LLC a Utah limited liability company

By:	/s/ David Spafford

	Name:	David R. Spafford
	Title:	Manager

GREAT BASIN SCIENTIFIC, INC., a Delaware corporation

By:	/s/ Ryan Ashton

	Name:	Ryan Ashton
	Title:	President, CEO

Schedule A

Each month, Great Basin shall pay $5,833.33 to Spring Forth on or before the tenth day of such month.

Exhibit A

Form of Security Agreement

[See Exhibit 10.21]